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                                                                    EXHIBIT 23.4

                        CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the use in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form F-4 of Fresenius Medical Care Corporation of our report dated March 29, 1996 relating to the Special-Purpose, Consolidated Financial Statements of W. R. Grace & Co., which appears in such Joint Proxy-Statement Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the Special-Purpose, Consolidated Financial Statements referred to in our report. We also consent to the references to us under the headings "Experts", "Summary Selected Special-Purpose, Consolidated Financial Information of Grace" and "Grace Special-Purpose Selected Financial Data" in such Joint Proxy Statement-Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Selected Special-Purpose, Consolidated Financial Information of Grace" or "Grace Special-Purpose Selected Financial Data".

PRICE WATERHOUSE LLP

Boston, Massachusetts
July 29, 1996